AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2019

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	72-1449411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, LA	70808
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1996 Equity Incentive Plan

(Full title of the plan)

Sean E. Reilly

Chief Executive Officer

Lamar Advertising Company

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

(Name and address of agent for service)

(225) 926-1000

(Telephone number, including area code, of agent for service)

Copy to:

Michelle Earley, Esq.

600 Congress Avenue

Suite 2200

Austin, TX 78701

512-305-4700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☒ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer	☐ Smaller reporting company

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Class A Common Stock, $0.001 par value per share	2,000,000 shares	$80.54	$161,080,000.00	$19,522.90

(1)

Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of the Registrant’s Class A Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Registrant’s Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Class A Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the Registrant’s Class A Common Stock on July 11, 2019, as reported on The Nasdaq Global Select Market.

(3)

This Registration Statement registers an additional 2,000,000 shares issuable under our Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”). The Registrant has previously registered 15,500,000 shares issuable under the 1996 Plan (Registration Statement Nos. 333-160945, 333-116008, 333-89034, 333-37858, 333-79571, 333-10337 and 333-190603).

Explanatory Note

Pursuant to General Instruction E to Form S-8, Lamar Advertising Company (the “Company”) incorporates by reference into this Registration Statement the contents of its registration statements filed on Form S-8 on August 13, 2013 (File No. 333-190603), July 31, 2009 (File No. 333-160945), May 28, 2004 (File No. 333-116008), May 24, 2002 (File No. 333-89034), May 25, 2000 (File No. 333-37858), May 28, 1999 (File No. 333-79571), as amended by Post-Effective Amendment No. 1 thereto filed on July 19, 1999, and August 16, 1996 (File No. 333-10337), each as amended by Post-Effective Amendments thereto dated November 19, 2014, relating to its 1996 Plan, except as expressly modified herein.

This Registration Statement provides for the registration of an additional 2,000,000 shares of the Company’s Class A Common Stock authorized for issuance under the 1996 Plan pursuant to an amendment and restatement of the 1996 Plan adopted by our stockholders on May 30, 2019.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Lamar Advertising Company (the “Company”). Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on November 19, 2014 and incorporated herein by reference.

4.2	Certificate of Merger, effective as of November 18, 2014. Previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on November 19, 2014 and incorporated herein by reference.

4.3	Amended and Restated Bylaws of the Company. Previously filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on November 19, 2014 and incorporated herein by reference.

4.4	Specimen certificate for the shares of Class A common stock of the Company. Previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on November 19, 2014 and incorporated herein by reference.

5.1	Opinion of Locke Lord LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of KPMG LLP, an independent registered public accounting firm. Filed herewith.

23.2	Consent of Ernst & Young LLP, independent auditors. Filed herewith.

23.3	Consent of Locke Lord LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (included in the signature page hereto).

99.1	Amended and Restated 1996 Equity Incentive Plan. Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 1-36756) filed on June 5, 2019 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baton Rouge, State of Louisiana, on July 17, 2019.

LAMAR ADVERTISING COMPANY

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lamar Advertising Company, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Lamar Advertising Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Chief Executive Officer (Principal Executive Officer)	July 17, 2019

/s/ Keith A. Istre Keith A. Istre	Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	July 17, 2019

/s/ John E. Koerner, III John E. Koerner, III	Director	July 17, 2019

/s/ Marshall A. Loeb Marshall A. Loeb	Director	July 17, 2019

/s/ Stephen P. Mumblow Stephen P. Mumblow	Director	July 17, 2019

/s/ Anna Reilly Anna Reilly	Director	July 17, 2019

/s/ Wendell Reilly Wendell Reilly	Director	July 17, 2019

/s/ Thomas V. Reifenheiser Thomas V. Reifenheiser	Director	July 17, 2019

/s/ Elizabeth Thompson Elizabeth Thompson	Director	July 17, 2019